ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                                WATCHOUT!, INC.

     Pursuant to the provisions of the Utah Corporation Code, Watchout!, Inc. adopts the following Articles of Amendments to its Articles of Incorporation.

     The following amendment to the Articles of Incorporation was authorized on February 26, 2001, as prescribed by the Utah Corporation Code, by a vote of a majority of the shareholders based upon 12,129,921 shares outstanding.

        FIRST:  The name of the Corporation is hereby changed to:

                         Cormax Business Solutions Inc.

        SECOND: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effective, is as follows:

                        None.

        THIRD: The manner in which such amendment effects a change in the amount of stated capital as changed by such amendment are as follows:

                        None.



                                                Watchout!, INc.


                                                By: /s/ Todd Violette
                                                    ----------------------------
                                                    Todd Violette, President


        The foregoing Articles of Amendment to the Articles of Incorporation was acknowledge before me by Dan Meikleham as Secretary of Watchout!, Inc. a Utah corporation, this 26 day of February, 2001.


                                                        /s/ Dan Meikleham
                                                Attest: ------------------------
                                                        Dan Meikleham, Secretary


             State of Utah
        Department of Commerce
Division of Corporations and Commercial Code

I Hereby certify that the foregoing has been filed
and approved on this 7 day of May, 2001                 Date:         03/09/2001
in the office of this Division and hereby issue         Receipt Number:   264084
this Certificate thereof.                               Amount Paid:      $25.00

Examiner E.B.   Date 3/10/01
         ----        -------

Seal            /s/ Ric Campbell
                ----------------------------
                RIC CAMPBELL
                ACTING DIRECTOR